CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT ("AGREEMENT"), made effective as of December 1, 1996, by and between Videolabs Inc., a Delaware corporation (the "COMPANY"), and Frank Broghammer, a resident of the State of Minnesota ("CONSULTANT").

                                    RECITALS:

         A. Prior to November 1, 1996, Consultant was employed by the Company as the Chief Operating and Financial Officer of the Company and, since that date, has been providing services to the Company as a consultant, and independent contractor; and

         B. The Company and Consultant desire to enter into this Agreement to confirm the terms and conditions of Consultant's retention as an independent consultant.

                                   AGREEMENTS:

         NOW, THEREFORE, in consideration of the mutual promises, agreements and covenants contained in this Agreement, the parties hereby covenant and agree as follows:


         1. ENGAGEMENT OF CONSULTANT TO PERFORM CONSULTING SERVICES. The Consultant hereby confirms that he resigned from each and every office and employee position with the Company effective as of the date set forth in Recital A hereto. The Company hereby engages Consultant to provide managerial and technical advice and consulting services to the Company as may be requested by the Company from time to time, and Consultant accepts such engagement and hereby agrees to perform such services for the Company, as independent contractor, and not as an employee, during the Term of this Agreement. The services to be performed by Consultant hereunder shall include the following services as reasonably requested from time to time by the Company (collectively, the "SERVICES"):

                  (a) Providing assistance to the Company, and its personnel, in connection with particular projects of the Company as designated by the Company from time to time; and

                  (b) Providing consulting and advice with respect to the manufacturing, engineering and financial operations and procedures of the business of the Company as requested from time to time by the Company; and

                  (c) Facilitating the transition of projects and operations of the Company that the Consultant was involved with while employed by the Company; and

                  (d) Providing assistance to the Company with respect to any matters (including, without limitation, any litigation, governmental investigations or inquiries) relating to actions or events that occurred during Consultant's tenure as an employee of the Company; and

                  (e) Providing such other services related to any of the foregoing as may be reasonably requested by the Company from time to time during the term of this Agreement.

         2. PERFORMANCE STANDARDS. Consultant shall perform the Services as and when requested by the Company, provided that Consultant shall not be required to devote an average of more than four (4) hours per week to the performance of Services during the term of this Agreement, and shall not be required to perform Services other than during normal business hours of the Company. In the performance of the Services, Consultant shall act in good faith and shall use all reasonable efforts to comply with all reasonable requests of the Company during the term of this Agreement. Consultant shall perform the Services diligently and to the best of his ability. Consultant represents and warrants to the Company that there are no restraints upon him which will prohibit Consultant from fulfilling his obligations hereunder.

         3. TERM. Subject to the terms and provisions of this Agreement, the term of this Agreement and Consultant's engagement hereunder, shall be for a period commencing on the date hereof and ending on May 31, 1997 unless terminated earlier in accordance with the terms and provisions of Section 7 hereof (the "TERM"). The Term may not be extended beyond such date without the prior written consent of both parties hereto.

         4. CONSULTING FEE. In consideration for the Services rendered hereunder, Consultant shall receive a fee of Three Thousand Seven Hundred Fifty and No/100 Dollars ($3,750.00) for the six month Term of this Agreement. The Fee shall be payable in equal installments concurrent with the regular payroll of the Company. Unless this Agreement is terminated by the Company for cause pursuant to Section 7 and provided that Consultant performs the Services in a manner consistent with the provisions of Section 2 above, Company shall pay the Consultant the Fee whether or not Services are requested by the Company. In the event the Company requests Services, such as special project Services, from the Consultant that will exceed the hour limitations set forth in Section 2 of this Agreement, the Consultant and the Company shall negotiate in good faith the compensation for such expanded Services, which compensation shall be in addition to the Fee provided hereunder. However, unless otherwise agreed in writing, the Consultant shall not be required to exceed the hour limitations set forth in this Agreement, and the Company shall not be required to pay the Consultant more than the Fee.

         5. RELATIONSHIP OF PARTIES. Consultant is and shall be deemed to be an independent consultant, and the Company and Consultant acknowledge and agree that the relationship created by this Agreement is not that of joint venturers or of employer and employee. Consultant shall not be entitled to participate in any life, disability, accident and health insurance, hospitalization, pension, profit-sharing, retirement, stock option or any other plan or employee benefits of the Company. The Company shall not be entitled to direct the method of performance of the Services. Consultant shall not have the authority to bind the Company to any contract, agreement or arrangement, and Consultant shall not make any representation to any third party to the contrary.

         6. REIMBURSEMENT FOR EXPENSES. Consultant shall be reimbursed by the Company for all reasonable travel and other expenses actually and properly incurred in the performance of the Services hereunder; provided, however, that all such travel and other out-of-pocket expenses must be approved in advance by the Company. For all such expenses, Consultant shall furnish to the Company statements, receipts and vouchers as and when required by and to the reasonable satisfaction of the Company.

         7. TERMINATION. Notwithstanding any provisions of this Agreement to the contrary, this Agreement and Consultant's retention hereunder may be terminated prior to the expiration of the Term in the event of the occurrence of any of the following:

                  (a) The Company may terminate this Agreement and Consultant's retention hereunder without cause upon five (5) days notice; provided, however, that in the event of a termination without cause, the entire unpaid portion of the Fee shall be due and payable on the date of such termination.

                  (b) The Company may terminate this Agreement and Consultant's retention hereunder for cause. As used in this Section 8(b), the term "CAUSE" shall mean: (i) gross negligence of Consultant in the performance of the Services; (ii) willful neglect of his duties or willful refusal to comply with the reasonable requests for Services by the Company; (iii) dishonesty, theft, fraud or other criminal act on the part of Consultant; or (iv) Consultant's material breach of the covenants contained herein and the failure by Consultant to promptly cure such breach or failure within ten (10) days after a written demand for performance is delivered to Consultant by the Company, specifying such cause. In the event of a termination by the Company for cause, the Company shall have no obligation to pay any portion of the Fee payable for periods after the date of such termination.

         8. CONFIDENTIAL INFORMATION. Consultant acknowledges that the confidential and proprietary information and data (which shall mean information or data not known or generally available to the public) obtained by him during the course of his performance under this Agreement (or his work prior to the date hereof for the Company) concerning the Company's business, affairs, products, inventions, processes, techniques, equipment, machinery, apparatus, business operations, technical information, drawings, specifications, materials, know how, and the like, and any knowledge or information developed by Consultant as a result of performing Services hereunder (collectively referred to as the "CONFIDENTIAL INFORMATION"), are all the sole property of the Company. Consultant agrees to hold all Confidential Information in confidence and not to disclose the same, without the prior written consent of the Company, to anyone for any reason at any time (unless so required by law or legal process, and then only after written notice to the Company and a reasonable opportunity for the Company to challenge, at its cost, such disclosure). Consultant shall not, directly or indirectly, use or permit the use of any Confidential Information for any purpose, other than performing the Services hereunder, without the written consent of Company. Consultant shall use his best efforts to prevent publication, disclosure or other use or transmission of any Confidential Information. Upon the termination or expiration of this Agreement, or earlier if requested by the Company, Consultant agrees to return to the Company all Confidential Information in the possession of Consultant, regardless of the form of such Confidential Information.

         9. INTELLECTUAL PROPERTY RIGHTS.

                  (a) Without limiting the Company's rights arising by law or custom, Consultant acknowledges that the Company shall exclusively own, and Consultant hereby assigns, transfers, and conveys to the Company, all discoveries, work product, trademarks, service marks, trade names, brand names, software, copyrights, inventions, improvements, patents and other intellectual property rights produced, created, developed or conceived by Consultant prior to or during the Term of this Agreement, whether registered or unregistered, which relate to the Company's business (collectively, the "INTELLECTUAL PROPERTY RIGHTS"). Consultant shall disclose all such Intellectual Property Rights to the Company, and Consultant agrees to execute and deliver all documents required by the Company to document or perfect the Company's exclusive ownership of the Intellectual Property Rights.

                  (b) Consultant further agrees that all copyrightable works developed by the Consultant, either alone or with others, prior to or during the Term of this Agreement, which relate in any way to the Company's business, shall be considered to be works made for hire and the ownership of and the copyrights to such works shall be the exclusive property of the Company. Consultant shall disclose all such works to the Company, and Consultant agrees to execute and deliver all documents required by the Company to document or perfect the Company's exclusive ownership of such works.

                  (c) Upon the termination or expiration of this Agreement, or earlier if requested by the Company, Consultant agrees to return to the Company all tangible (including electronic storage) elements of the Intellectual Property Rights and works in the possession of Consultant, regardless of the form of such Intellectual Property Rights and works.

                  (d) Notwithstanding the foregoing, the provisions of Section 9(a) does not apply to any Intellectual Property Rights for which no equipment, supplies, facility or trade secret information of Company was used and which was developed entirely on Consultant's own time, and which does not relate to the business of the Company or to the Company's actual or demonstrably anticipated business activities.

         10. CONSIDERATION; REMEDIES. Consultant acknowledges and agrees that the covenants set forth in Sections 8 and 9 above are conditions to the offer of retention by the Company on the terms and for the compensation provided hereunder and that a portion of the consideration paid to Consultant hereunder is being paid by the Company in consideration for such covenants. Consultant further acknowledges and agrees that any breach or threatened breach of any of the covenants set forth in Sections 8 or 9 above would result in immediate and irreparable injury to the Company for which money damages would be an inadequate remedy. Accordingly, Consultant agrees that the Company will have the right to obtain equitable relief including an injunction to enforce the terms of Sections 8 or 9 of this Agreement in addition to any other legal or equitable remedies that may be available to the Company. In the event of any violation by Consultant of the terms of Sections 8 or 9 of this Agreement, Consultant agrees to pay the reasonable costs and legal fees to the Company in pursuing any of its rights with respect to this Agreement, in addition to the damages sustained by the Company. The provisions of Sections 8, 9 or 10 hereof shall survive the termination of this Agreement for any reason whatsoever.

         11. RELEASE; RESCISSION. As a material inducement to the Company to enter into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Consultant hereby waives, releases, acquits and forever discharges the Company from any and all claims, actions, suits, causes of action, demands, damages, costs and expenses of any kind which the Consultant ever had, may now have, or may acquire in the future, against the Company and arising from or in connection with any event or occurrence prior to the effective date of this Agreement. The Consultant acknowledges and agrees that he has carefully read and understood the foregoing release, has entered into this Agreement knowingly and voluntarily, and has been advised and had the opportunity to consult with counsel before executing this Agreement.

         By executing this Agreement, Consultant confirms that he received the opportunity to take up to 21 days after receiving this Agreement to consider whether to enter into this Agreement. Consultant understands that the foregoing release includes a release of any claims he could have under the Minnesota Human Rights Act, Minnesota Statutes Chapter 363, and the federal Age Discrimination in Employment Act, 29 U.S.C. ss.ss. 621-634. Consultant has been advised and understands that he may rescind and revoke this Agreement for any reason within fifteen (15) calendar days after signing this Agreement. To be effective, the rescission or revocation must be in writing and hand delivered or mailed to the President of Videolabs, Inc., 10925 Bren Road East, Minneapolis, Minnesota 55343, within the fifteen day period. If mailed, the rescission or revocation must be postmarked within the fifteen day period, properly addressed as set forth in the preceding sentence, and sent by Certified Mail, Return Receipt Requested. If delivered by hand, it must be give to the President within the fifteen day period. Consultant understands that if Consultant rescinds or revokes this Agreement as provided in this paragraph, then this Agreement will terminate, and be null and void, and Consultant will not receive the benefits and payments provided for in this Agreement.

         12. NOTICES. Except as otherwise specifically provided, any notice in writing required or permitted to be given in respect of this Agreement shall be sufficiently given if delivered to the party by hand, by Federal Express or similar overnight carrier service or mailed by registered or certified mail, postage pre-paid, return receipt requested to the following addresses:

         Company:                    Videolabs, Inc.
                                     10925 Bren Road East
                                     Minneapolis, Minnesota 55343
                                     Attn:    President
                                     Phone: (612) 988-0055
                                     Telecopy: (612) 988-0066

         Consultant:                 Frank Broghammer
                                     895 Forest Arms Lane
                                     Orono, MN 55364
                                     Phone: (612) 472-3199
                                     Telecopy: (612) 472-4822

         Any notices shall be deemed to have been received by the party to whom it is addressed if mailed as aforesaid on the third business day following the date of mailing, or if sent by facsimile transmission as aforesaid on the first business day following the date of transmission. Consultant shall be required to inform the Company of any change of address as soon as it occurs.

         13. NO WAIVER. The failure or delay on the part of any party in exercising any right, power or remedies under this Agreement or available to such party at law or in equity, shall not operate or be construed as a waiver of such right, power or remedy. Any waiver of a right, power or remedy under this Agreement must be in writing and signed by the party granting the waiver. The giving of a waiver in one instance or for one purpose shall not create any implied obligation to give a waiver in another instance or for another purpose.

         14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without giving effect to choice of law principle thereof.

         15. ENTIRE AGREEMENT. The parties hereto agree that this Agreement constitutes the entire understanding of the parties and supersedes and replaces all oral or written representations and that this Agreement shall not be amended, modified or supplemented in any respect except by a subsequent written Agreement signed by both parties hereto.

         16. SUCCESSORS AND ASSIGNS. The Agreement shall inure to the benefit of and be binding upon the parties hereto and upon the heirs, executors, administrators and personal representatives of Consultant and the successors and assigns of the Company.

         17. SEVERABILITY. Subject to the provisions of applicable law, in the event that any term or provision of this Agreement, or any part or aspect thereof, shall be deemed by a court of competent jurisdiction to be overly broad in scope or duration or both, the court considering the same shall have the power and authority, and the parties hereby direct such court to exercise such power and authority, to modify such term or provision to limit such scope and duration so that such term or provision is no longer overly broad and to enforce the same as so limited. Subject to the foregoing sentence, in the event that any provisions of this Agreement shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall attach only to such provisions and shall not affect or render invalid or unenforceable any other provision of this Agreement, it being the intent of the parties that the terms and provisions of this Agreement shall be deemed to be severable into separate and independent covenants.

         18. COUNTERPARTS. This Agreement may be executed in any number of counterparts each of which when executed shall be deemed to be an original and one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the date and year first above written.


VIDEOLABS, INC.                            CONSULTANT




By   /s/                                   /s/
     ----------------------                ----------------------
     James Hansen                          Frank Broghammer
     Its President